As filed with the Securities and Exchange Commission on August 20, 2007.

Registration No. 333-119516

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eagle Hospitality Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	55-0862656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Manhattanville Road

Purchase, New York 10577

(914) 694-8000

(Address of principal executive offices)

Eagle Hospitality Properties Trust, Inc. 2004 Long-Term Incentive Plan

(Full Title of Plan)

Ron Solotruk

Eagle Hospitality Properties Trust, Inc.

2 Manhattanville Road

Purchase, New York 10577

(914) 694-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Michael E. Dillard, P.C. Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, TX 77002 Phone: (713) 220-5800 Facsimile: (713) 236-0822

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-119516) (the “Registration Statement”), which was originally filed on October 4, 2004, is being filed to deregister unsold shares of common stock of the registrant, Eagle Hospitality Properties Trust, Inc. (“Eagle”).

On April 27, 2007, pursuant to that certain Agreement and Plan of Merger, dated as of April 27, 2007, by and among Eagle, EHP Operating Partnership, L.P., AP AIMCAP Holdings LLC (“AP AIMCAP”) and AP AIMCAP Corporation, Eagle will become a wholly owned subsidiary of AP AIMCAP, and its common stock will cease to be quoted on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 20, 2007.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Lee Niebart
Lee Niebart
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart Koenig	Chairman of the Board of Directors and Treasurer (Principal Financial Officer)	August 20, 2007
Stuart Koenig

/s/ Lee Niebart	President	August 20, 2007
Lee Niebart	(Principal Executive Officer)